250 Glen Street Glens Falls, NY Contact: Timothy C. Badger Tel: (518)745-1000 Fax: (518)745-1976

TO: All Media

DATE: Friday, July 15, 2011

Arrow Reports Solid Second Quarter Operating Results and Strong Asset Quality Ratios

Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three and six-month periods ended June 30, 2011.  Net income for the second quarter of 2011 was $5.8 million, representing diluted earnings per share (EPS) of $.51, as compared to net income of $5.7 million and $.50 diluted EPS for the second quarter of 2010, an increase of $.01 per share or 2.0%.  The cash dividend paid to shareholders in the second quarter of 2011 was $.25 per share, or 3.0% higher than the $.24 cash dividend paid in the second quarter of 2010. All per share amounts have been adjusted to reflect the effect of the 3% stock dividend we distributed on September 29, 2010.

Thomas L. Hoy, Chairman, President and CEO stated, “We are pleased to announce solid earnings results for the second quarter while maintaining both strong asset quality and capital adequacy ratios. Our operating results included a substantial increase in our noninterest income for the second quarter, which consisted primarily of growth in insurance commissions and fee income from fiduciary activities.  Furthermore, our key asset quality measurements continue to be excellent.”

We have significantly expanded fee income from insurance commissions from $728 thousand in the second quarter of 2010 to $1.8 million in the comparable 2011 quarter, primarily through our continuing program of acquiring strategically located insurance agencies, which most recently was Upstate Agency, a property and casualty insurance agency in our service area that we acquired on February 1, 2011.

Assets under trust administration and investment management at June 30, 2011 rose to a record level of $1.017 billion, an increase of 19.0% from the prior year balance of $854.8 million.  The growth was primarily attributable to a general recovery in the equity markets.  As a result of the growth in this asset base, income from fiduciary activities rose in the second quarter of 2011 to over $1.5 million, an increase of $204 thousand, or 15.4%, above the income for the 2010 comparable quarter.

Our asset quality remained strong as measured by low levels of nonperforming assets, representing only .31% of total assets at June 30, 2011, and our annualized net loan losses represented only .03% for the second quarter of 2011.  Both measures are not significantly different from the prior year levels and, importantly, continue to be significantly better than industry averages.  Return on average equity (ROE) for the 2011 period continued to be very strong at 14.51%, although down from our ROE of 15.38% for the 2010 period.

Total assets at June 30, 2011 were $1.902 billion, up $55.7 million, or 3.0% over the $1.846 billion at June 30, 2010. Our loan portfolio was $1.120 billion, a decrease of $24.9 million from June 30, 2010.  The decrease in our outstanding loan balances was primarily attributable to the fact that we sold most of our residential real estate loan originations to the secondary market for the past twelve months.  We also experienced a decrease in the volume of new automobile loans leading to a decline in that portfolio.  However, we did experience modest growth in our commercial loan portfolio, which offset these decreases, in part.

During the first six months of 2011 we originated over $32.0 million of residential real estate loans. However, for interest rate risk management purposes, due to the low interest-rate environment, during the last two quarters of 2010 and the first two quarters of 2011 we sold most of the residential real estate loans we originated in the secondary market, primarily to a government sponsored entity, Federal Home Loan Mortgage Corporation. Therefore, the outstanding balance for our residential real estate loan portfolio actually declined, both as compared to our quarter-end balances at June 30, 2010 and our year-end balance at December 31, 2010.  However, we continue to receive fee income from the servicing of these mortgages.

The favorable impact from an increase of $67.2 million, or 3.8%, in the average balance of earning assets period-to-period was more than offset by a significant decrease in our net interest margin, which fell from 3.70% for the second quarter of 2010, to 3.35% for the second quarter of 2011. Compared to the first quarter of 2011, net interest margin in the second quarter decreased 4 basis points from 3.39%. This margin compression was attributable to the fact that our yield on the earning assets decreased faster than the cost of our interest-bearing liabilities.  Our cost of interest-bearing deposits and other borrowings in the second quarter 2011 fell by 12 basis points, to an average cost of 1.28% compared to 1.40% in the first quarter of 2011.

Total shareholders’ equity reached a record high at period-end of $163.6 million, an increase of $10.9 million, or 7.1%, above the June 30, 2010 balance. Our capital ratios remain very strong, with a Tier 1 leverage ratio at the holding company of 8.67% and a total risk-based capital ratio of 16.02%. The capital ratios of the Company and each subsidiary bank again significantly exceeded the “well capitalized” regulatory standard, which is the highest category.

We continue to believe that our conservative business model which emphasizes a strong capital position, high loan quality, knowledge of our market and a responsiveness to our customers has positioned us well for the future. To date, our commercial, residential real estate and other consumer loan portfolios have not experienced significant deterioration in credit quality, even though the communities we serve, similar to other areas in the U.S., have been negatively impacted by the recession.

Our asset quality continues to be strong at June 30, 2011 with nonperforming assets of $5.9 million, representing .31% of period-end assets, an increase from the .24% percentage of assets as of June 30, 2010.   As of June 30, 2011, we held only one real estate property which financial institutions typically acquire through the foreclosure process. As a result of our conservative underwriting standards, within the near-term we do not expect significant losses to be incurred from residential real estate borrowers who are experiencing stress due to the current economic environment.

Net loan losses for the second quarter of 2011, expressed as an annualized percentage of average loans outstanding, were .03%, very low compared to industry averages, and down from .05% of average loans for the 2010 comparable period.  The Company’s allowance for loan losses amounted to $14.8 million at June 30, 2011, which represented 1.32% of loans outstanding, an increase of 6 basis points from our ratio a year ago.

Many of our key operating ratios have consistently compared very favorably to our peer group, which we define as all U.S. bank holding companies having $1.0 to $3.0 billion in total assets as identified in the Federal Reserve Bank’s “Bank Holding Company Performance Report” (FRB Report). The most current peer data available in the FRB Report is for the period ended March 31, 2011 in which our return on average equity (ROE) was 13.58%, as compared to 6.16% for our peer group.  Our ratio of nonperforming loans to total loans was .39% as of March 31, 2011 compared to 3.43% for our peer group, while our annualized net loan losses of .06% for the first quarter of 2011 were well below the peer result of .75%.  Our operating results and asset quality ratios have withstood the economic stress of recent years better than most banks in our national peer group.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., two property and casualty insurance agencies: Loomis & LaPann, Inc. and Upstate Agency, LLC, and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future.  These statements may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication.  The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and our other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)
Unaudited
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$14,714	$16,293	$29,729	$32,456
Interest on Deposits at Banks	22	34	44	74
Interest and Dividends on Investment Securities:
Fully Taxable	3,323	3,890	6,673	7,861
Exempt from Federal Taxes	1,497	1,461	3,001	2,938
Total Interest and Dividend Income	19,556	21,678	39,447	43,329
INTEREST EXPENSE
NOW Accounts	1,361	1,454	2,692	2,877
Savings Deposits	503	570	1,006	1,110
Time Deposits of $100,000 or More	664	727	1,331	1,443
Other Time Deposits	1,292	1,480	2,644	2,966
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	23	32	47	62
Federal Home Loan Bank Advances	986	1,615	2,302	3,219
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	146	145	290	286
Total Interest Expense	4,975	6,023	10,312	11,963
NET INTEREST INCOME	14,581	15,655	29,135	31,366
Provision for Loan Losses	170	375	390	750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,411	15,280	28,745	30,616

NONINTEREST INCOME
Income From Fiduciary Activities	1,526	1,322	3,072	2,728
Fees for Other Services to Customers	2,058	1,997	3,973	3,853
Insurance Commissions	1,815	728	3,281	1,349
Net Gain on Securities Transactions	482	878	1,024	878
Net Gain on Sales of Loans	167	34	218	55
Other Operating Income	180	69	280	183
Total Noninterest Income	6,228	5,028	11,848	9,046
NONINTEREST EXPENSE
Salaries and Employee Benefits	7,233	7,053	14,435	13,655
Occupancy Expenses, Net	1,894	1,772	3,812	3,549
FDIC Assessments	267	492	780	986
Other Operating Expense	2,777	2,685	5,463	5,352
Total Noninterest Expense	12,171	12,002	24,490	23,542
INCOME BEFORE PROVISION FOR INCOME TAXES	8,468	8,306	16,103	16,120
Provision for Income Taxes	2,619	2,592	4,973	4,991
NET INCOME	$ 5,849	$ 5,714	$11,130	$11,129

Average Shares Outstanding:
Basic	11,387	11,307	11,361	11,284
Diluted	11,399	11,344	11,378	11,323

Per Common Share:
Basic Earnings	$ .51	$ .51	$ .98	$ .99
Diluted Earnings	.51	.50	.98	.98

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
Unaudited
	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Cash and Due From Banks	$ 33,202	$ 25,961	$ 33,071
Interest-Bearing Deposits at Banks	24,118	5,118	6,701
Investment Securities:
Available-for-Sale	511,094	517,364	447,867
Held-to-Maturity (Approximate Fair Value of $143,327 at June 30, 2011, $162,713 at December 31, 2010 and $170,755 at June 30, 2010)	138,334	159,938	158,226
Other Investments	7,019	8,602	9,474

Loans	1,120,096	1,145,508	1,144,959
Allowance for Loan Losses	(14,820)	(14,689)	(14,411)
Net Loans	1,105,276	1,130,819	1,130,548
Premises and Equipment, Net	19,490	18,836	19,252
Other Real Estate and Repossessed Assets, Net	31	58	23
Goodwill	20,823	15,783	15,783
Other Intangible Assets, Net	4,221	1,458	1,423
Accrued Interest Receivable	6,689	6,512	6,464
Other Assets	31,477	17,887	17,287
Total Assets	$1,901,774	$1,908,336	$1,846,119

LIABILITIES
Noninterest-Bearing Deposits	$ 219,403	$ 214,393	$ 201,839
NOW Accounts	545,022	569,076	485,837
Savings Deposits	414,487	382,130	366,639
Time Deposits of $100,000 or More	123,640	120,330	134,220
Other Time Deposits	239,307	248,075	250,489
Total Deposits	1,541,859	1,534,004	1,439,024

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	60,361	51,581	60,847
Other Short-Term Borrowings	2,211	1,633	1,619
Federal Home Loan Bank Advances	90,000	130,000	150,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Accrued Interest Payable	1,549	1,957	2,094
Other Liabilities	22,205	16,902	19,832
Total Liabilities	1,738,185	1,756,077	1,693,416

STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	---	---	---
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (15,625,512 Shares Issued at June 30, 2011 and at December 31, 2010, and 15,170,399 Shares Issued at June 30, 2010)	15,626	15,626	15,170
Additional Paid-in Capital	194,276	191,068	179,850
Retained Earnings	30,039	24,577	29,757
Unallocated ESOP Shares (118,292 Shares at June 30, 2011, 132,296 Shares at December 31, 2010, and 87,551 Shares at June 30, 2010)	(2,600)	(2,876)	(1,876)
Accumulated Other Comprehensive Loss	(2,983)	(6,423)	(1,682)
Treasury Stock, at Cost (4,152,043 Shares at June 30, 2011, 4,237,435 Shares at December 31, 2010, and 4,111,704 Shares at June 30, 2010)	(70,769)	(69,713)	(68,516)
Total Stockholders’ Equity	163,589	152,259	152,703
Total Liabilities and Stockholders’ Equity	$1,901,774	$1,908,336	$1,846,119

Arrow Financial Corporation
Selected Quarterly Information - Unaudited
(Dollars in Thousands)

	Jun 2011	Mar 2011	Dec 2010	Sep 2010	Jun 2010
Net Income	$5,849	$5,281	$5,188	$5,575	$5,714

Transactions Recorded in Net Income (Net of Tax):
Net Gain on Securities Transactions	291	327	7	373	530
Net Gain on Sales of Loans	101	31	299	285	21

Share and Per Share Data:[1]
Period End Shares Outstanding	11,351	11,402	11,256	11,234	11,300
Basic Average Shares Outstanding	11,387	11,334	11,239	11,257	11,307
Diluted Average Shares Outstanding	11,399	11,347	11,292	11,260	11,344
Basic Earnings Per Share	$.51	$.47	$.46	$.50	$.51
Diluted Earnings Per Share	.51	.47	.46	.50	.50
Cash Dividend Per Share	.25	.25	.25	.24	.24

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$31,937	$35,772	$76,263	$49,487	$51,457
Investment Securities	697,796	683,839	672,071	594,738	608,477
Loans	1,128,006	1,130,539	1,147,889	1,148,196	1,130,638
Deposits	1,596,876	1,564,677	1,568,466	1,466,541	1,476,912
Other Borrowed Funds	179,989	193,960	223,425	236,115	225,687
Shareholders’ Equity	161,680	155,588	154,677	153,653	149,026
Total Assets	1,961,908	1,935,409	1,970,085	1,880,099	1,873,690

Return on Average Assets	1.20%	1.11%	1.04%	1.18%	1.22%
Return on Average Equity	14.51	13.77	13.31	14.39	15.38
Return on Tangible Equity[2]	17.61	16.07	14.97	16.21	17.39

Average Earning Assets	$1,857,739	$1,850,150	$1,884,402	$1,792,421	$1,790,572
Average Paying Liabilities	1,559,014	1,546,849	1,579,765	1,485,639	1,502,052
Interest Income, Tax-Equivalent	20,500	20,821	21,554	21,829	22,530
Interest Expense	4,975	5,336	5,903	5,829	6,023
Net Interest Income, Tax-Equivalent	15,525	15,485	15,651	16,000	16,507
Tax-Equivalent Adjustment	944	931	908	832	852
Net Interest Margin [3]	3.35%	3.39%	3.30%	3.54%	3.70%
Efficiency Ratio Calculation:
Noninterest Expense	$12,171	$12,319	$11,770	$12,106	$12,002
Less: Intangible Asset Amortization	(134)	(100)	(66)	(67)	(65)
Net Noninterest Expense	$12,037	$12,219	$11,704	$12,039	$11,937
Net Interest Income, Tax-Equivalent	$15,525	$15,485	$15,651	$16,000	$16,507
Noninterest Income	6,228	5,620	4,738	5,305	5,028
Less: Net Securities Gains	(482)	(542)	(11)	(618)	(878)
Net Gross Income	$21,271	$20,563	$20,378	$20,687	$20,657
Efficiency Ratio	56.59%	59.42%	57.43%	58.20%	57.79%
Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$163,589	$159,188	$152,259	$153,457	$152,703
Book Value per Share	14.41	13.96	13.53	13.66	13.51
Intangible Assets	25,044	24,900	17,241	17,209	17,206
Tangible Book Value per Share	12.21	11.78	12.00	12.13	11.99
Capital Ratios:
Tier 1 Leverage Ratio	8.67%	8.66%	8.53%	8.79%	8.71%
Tier 1 Risk-Based Capital Ratio	14.76	14.37	14.50	14.16	14.25
Total Risk-Based Capital Ratio	16.02	15.63	15.75	15.41	15.50

Assets Under Trust Administration and Investment Management	$1,017,091	$1,011,618	$984,394	$925,940	$854,831

[1]Share and Per Share Data have been restated for the September 29, 2010 3% stock dividend.

[2]Tangible Book Value and Tangible Equity exclude intangible assets from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

[3]Net Interest Margin calculated as the ratio of annualized tax-equivalent net interest income to average earning assets.  This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited

Quarter Ended:		6/30/2011	12/31/2010	6/30/2010
Loan Portfolio
Commercial Loans		$ 97,201	$ 97,621	$ 93,101
Commercial Construction Loans		6,907	7,090	12,960
Commercial Real Estate Loans		228,542	214,291	203,299
Other Consumer Loans		5,981	6,482	6,728
Consumer Automobile Loans		316,692	334,656	331,303
Residential Real Estate Loans		464,773	485,368	497,568
Total Loans		$1,120,096	$1,145,508	$1,144,959

Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter		$14,745	$14,629	$14,183

Loans Charged-off		(150)	(182)	(210)
Recoveries of Loans Previously Charged-off		55	65	63
Net Loans Charged-off		(95)	(117)	(147)

Provision for Loan Losses		170	177	375
Allowance for Loan Losses, End of Quarter		$14,820	$14,689	$14,411

Nonperforming Assets
Nonaccrual Loans		$4,990	$4,061	$3,227
Loans Past Due 90 or More Days and Accruing		555	810	1,219
Loans Restructured and in Compliance with Modified Terms		306	16	---
Total Nonperforming Loans		5,851	4,887	4,446
Repossessed Assets		18	58	23
Other Real Estate Owned		13	---	---
Total Nonperforming Assets		$5,882	$4,945	$4,469

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized		0.03%	0.04%	0.05%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized		0.06	0.06	0.13
Allowance for Loan Losses to Period-End Loans		1.32	1.28	1.26
Allowance for Loan Losses to Period-End Nonperforming Loans		253.30	300.57	324.13
Nonperforming Loans to Period-End Loans		0.52	0.43	0.39
Nonperforming Assets to Period-End Assets		0.31	0.26	0.24

Six-Month Period Ended:		6/30/2011		6/30/2010
Allowance for Loan Losses, Six Months
Allowance for Loan Losses, Beginning of Year		$14,689		$14,014

Loans Charged-off		(388)		(495)
Recoveries of Loans Previously Charged-off		129		142
Net Loans Charged-off		(259)		(353)

Provision for Loan Losses		390		750
Allowance for Loan Losses, End of Period		$14,820		$14,411

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Six Months Annualized		0.05%		0.06%
Provision for Loan Losses to Average Loans, Six Months Annualized		0.07		0.13